CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68899) and in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-6131) and related Prospectuses of Cover-All Technologies Inc. for the registration of 2,500,000 and of 6,591,528 shares, respectively, of its common stock of our report dated February 18, 1999 (March 30, 1999 as to Note 8 of the financial statements), with respect to the 1998 and 1997 consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.

               We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44119) pertaining to the 1995 Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 33-18243) pertaining to the 1982 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-44270) pertaining to the 1991 Key Employee Stock Option Plan, the 1988 Non-Employee Director Stock Option Plan and certain Non-Qualified Stock Option Contracts, and in the related Prospectuses of Cover-All Technologies Inc. of our report dated February 18, 1999 (March 30, 1999 as to Note 8 of the financial statements), with respect to the 1998 and 1997 consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.




                                   MOORE STEPHENS, P. C.
                                   Certified Public Accountants.




          Cranford, New Jersey
          March 31, 1999